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Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
BOWIE RESOURCE PARTNERS LP

        This Certificate of Limited Partnership of Bowie Resource Partners LP (the "Partnership"), dated January 22, 2015, has been duly executed, and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

        1.    Name.    The name of the Partnership is Bowie Resource Partners LP.

        2.    Registered Office; Registered Agent.    The address of the registered office required to be maintained by Section 17-104 of the Act is:

    Corporation Service Company
    2711 Centerville Road, Suite 400
    Wilmington, Delaware 19808

        The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

    c/o Corporation Service Company
    2711 Centerville Road, Suite 400
    Wilmington, Delaware 19808

        3.    General Partner.    The name and the business, residence, or mailing address of the general partner are:

    Bowie GP, LLC
    6100 Dutchmans Lane, 9th Floor
    Louisville, Kentucky 40205

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

Bowie GP, LLC, as its general partner
By:	/s/ BRIAN S. SETTLES
	Name:	Brian S. Settles
	Title:	Senior Vice President, Secretary and General Counsel

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  Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP OF BOWIE RESOURCE PARTNERS LP